Exhibit 10.3

Ampex Corporation 135 East 57th Street New York, New York 10022 Telephone (212) 935-5144

March 15, 2005

Mr. Robert L. Atchison

Ampex Corporation

1228 Douglas Avenue

Redwood City, CA 94063

Dear Bob,

This letter is to confirm our discussion concerning your incentive program for the years ending Dec. 31, 2005 and 2006.

For each calendar year you will be entitled to receive a bonus calculated as follows:

Ampex Data Systems
Income before income taxes	$2,000,000 or greater	$100,000
	$3,000,000 ”	$200,000
	$4,000,000 ”	$325,000
	$5,000,000 ”	$450,000
	$6,000,000 ”	$600,000

For income levels between any two of the above bands payments will be pro-rated on a straight line basis. If for a calendar year as a whole Ampex Data Systems generates negative cash flow, the amount thereof will be deducted on a dollar for dollar basis from income before income taxes in calculating the amount of your incentive.

I wish you the greatest success in achieving your incentive targets.

Yours sincerely,

/s/ Edward Bramson
Edward Bramson